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                                                                   EXHIBIT 10.31



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                               SECURITY AGREEMENT

                                      among

                              Intracel Corporation,
                                 Bartels, Inc.,

                            PerImmune Holdings, Inc.,
                                 PerImmune, Inc.

                                       and

                             the holders of the 12%

               Guaranteed Senior Secured Primary Promissory Notes
                             due August 25, 2003 of

                              Intracel Corporation

                                       and

                             the holders of the 12%

                Guaranteed Senior Secured Escrow Promissory Notes
                             due August 25, 2003 of

                              Intracel Corporation

                                -----------------

                           Dated as of August 25, 1998

                                -----------------



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                               SECURITY AGREEMENT

                  THIS SECURITY AGREEMENT, dated as of August 25, 1998, among Intracel Corporation, a Delaware corporation (together with its successors and assigns, the "Company"), the Company's wholly-owned subsidiaries Bartels, Inc. ("Bartels"), PerImmune Holdings, Inc. ("Holdings") and PerImmune, Inc. ("PerImmune" and, together with Bartels and Holdings, the "Subsidiaries") and the holders (collectively, the "Holders") of the 12% Guaranteed Senior Secured Primary Promissory Notes (the "Guaranteed Senior Secured Primary Notes") of the Company and the holders of the 12% Guaranteed Senior Secured Escrow Promissory Notes (the "Guaranteed Senior Secured Escrow Notes") of the Company (collectively, the "Notes") issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the other parties thereto (the "Purchase Agreement"). As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

                              W I T N E S S E T H:

                  WHEREAS, the Company is to issue 12% Guaranteed Senior Secured Primary Promissory Notes in the aggregate original principal amount of $35,000,000 and 12% Guaranteed Senior Secured Escrow Promissory Notes in the aggregate original principal amount of $6,000,000; and

                  WHEREAS, in order to secure the performance of the obligations of the Company under the Purchase Agreement, the Notes and the Ancillary Agreements (the "Obligations") and the guaranties relating to the Obligations executed on the date hereof by each of the Subsidiaries, the parties hereto are entering into this Security Agreement regarding the terms and conditions of the Company's and Subsidiaries' (together, the "Company Parties") grant of a security interest in the Collateral (as defined below) to the holders of the Notes (the "Holders"); and

                  WHEREAS, the Company and the Holders of the Notes have entered into the Intellectual Property Security Agreement as of the date hereof (the "Intellectual Property Security Agreement") to secure the performance of the Obligations, the representations, warranties, covenants, terms and provisions of which are hereby incorporated by reference and made a part hereof; and

                  WHEREAS, the Company and the Holders of the Notes have entered into an Interest Escrow Security Agreement as of the date hereof relating to the payment of certain interest due on the Notes (the "Interest Escrow Security Agreement"), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, and the Company has agreed to grant to the Holders a first priority perfected security interest in the accounts established pursuant to the Interest Escrow Security Agreement (the "Interest Escrow Accounts") which comprise a portion of the Collateral (as defined below); and


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                  WHEREAS, the Company and the Holders of the Notes have entered into a Funded Commitment Facility Escrow Agreement as of the date hereof relating to certain segregated escrowed funds in connection with the issuance of the Guaranteed Senior Secured Escrow Notes (the "Funded Commitment Facility Escrow Agreement"), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, and the Company has agreed to grant the Holders a first priority perfected security interest in the accounts established pursuant to the Funded Commitment Facility Escrow Agreement (the "Funded Commitment Facility Escrow Accounts") which comprise a portion of the Collateral (as defined below).

                  NOW, THEREFORE, in consideration of the premises and other benefits to the Company Parties, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Security Interest.

                  (a) Grant of Security Interest.

                  As collateral security for the payment and performance in full of the Obligations in accordance with their respective terms, the Company Parties hereby pledge, assign, transfer and grant to the Holders as to all Collateral, a first priority perfected continuing security interest (except with respect to certain Collateral listed on Schedule A hereto in which Akzo Nobel Pharma International, B.V., as Collateral Agent under the Intellectual Property Security Agreement dated August 8, 1996 (the "Collateral Agent") has a first priority security interest (the "Akzo Security Interest Collateral") and with respect to the Akzo Security Interest Collateral, a second priority perfected security interest until such time as payment in full of the Debt underlying the Akzo Security Interest Collateral has been made and at such time, a first priority perfected security interest in the Akzo Security Interest Collateral) (collectively, the "Security Interests") in all of the right, title and interest of the Company Parties in and to all of the Assets, real or personal, tangible or intangible of the Company Parties, now owned or hereafter acquired (the "After Acquired Collateral"), wherever located, including, without limitation, the following:

                           (i) All equipment in all of its forms, wherever located, now or hereafter existing, and all parts thereof and all accessions thereto, with the exception of the Excluded Equipment (any and all such equipment, parts and accessions being the "Equipment");

                           (ii) All inventory in all of its forms, wherever located, now or hereafter existing, (including, but not limited to (i) raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production, (ii) goods in which the Company has an interest in mass or a joint or other interest or right of any kind and (iii) goods which are returned to or repossessed by the Company, and all accessions thereto and products thereof (any and all such inventory, accessions and products being the "Inventory");



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                           (iii)    All accounts, accounts receivable, contract
                                    rights, chattel paper, instruments,
                                    securities (including, without limitation, all Investment Property (as such term is defined in the Uniform Commercial Code (the "UCC")), general intangibles (as such term is defined in the UCC) and other obligations of any kind now or hereafter existing whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all options to acquire real or personal property ("Property Options"), security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being the "Receivables," and any and all such options, leases, security agreements and other contracts being the "Related Contracts");

                           (iv) All real Assets and interests in real property, now or hereafter existing wherever located, together with all buildings, towers, structures and other improvements erected, situated or placed thereon and all attachments used in connection therewith (collectively, the "Real Property Collateral");

                           (v) All Financial Accounts, including, but not limited to the Interest Escrow Accounts, the Funded Commitment Facility Escrow Accounts and the Collateral Account (collectively, the "Financial Accounts") and all sums of money, from any source whatsoever, now or hereafter transferred to and comprising the Financial Accounts, including, without limitation, all proceeds of the Collateral paid into the Financial Accounts and any and all interest and dividends and other income dividend from any such moneys and all certificates and instruments in or representing the Financial Accounts now or hereafter existing;

                           (vi) All documents (as such term is defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by the Company; and

                           (vii) All patents, patent applications and patentable inventions now or hereafter existing, including, without limitation, each patent and patent application identified in Schedule I to the Intellectual Property Security Agreement and made a part hereof, and including without limitation (A) all inventions and improvements described and claimed therein, (B) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (C) all income, royalties, damages and other payments now and hereafter due and/or payable with respect



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                                    thereto (including, without limitation,
                                    payments under all licenses entered into in connection therewith, and damages and payments for the past and future infringements thereof), and (D) all rights corresponding thereto throughout the world and all reissues, divisions, continuations, continuations-in-part, provisionals, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of the Company accruing thereunder or pertaining thereto (the "Patents");

                           (viii) All trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof now or hereafter existing, including, without limitation, each registration and application identified in Schedule II to the Intellectual Property Security Agreement and made a part hereof, and including without limitation (A) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof
                                    (B) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (C) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Company or accruing thereunder or pertaining thereto, together in each cash with the good will of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (the "Trademarks");

                           (ix) All copyrights, whether statutory or common law, and whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each copyright registration and copyright application, if any, identified in
                                    Schedule I to the Intellectual Property
                                    Security Agreement and made a part hereof, and including now or hereafter existing, without limitation, (A) the right to print, publish and distribute any of the foregoing,
                                    (B) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof,
                                    (C) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses



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                                    entered into in connection therewith, and
                                    damages and payments for past or future
                                    infringements thereof), and (D) all rights corresponding thereto throughout the world and all other rights and any kind whatsoever of the Company accruing thereunder or pertaining thereto (the "Copyrights");

                           (x) All license agreements with any other person in connection with any of the Patents, Trademarks or Copyrights, or such other person's patents, trade names, trademarks, service marks or copyrights, whether the Company is a licensor or licensee under any such license agreement, including now or hereafter existing, without limitation, the license agreements listed on Schedule II to the Intellectual Property Agreement Security attached hereto and made a part hereof, subject, in each case to the terms of such license agreements, including, without limitation, terms requiring consent to a grant of security interest, and any right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Security Agreement) now or hereafter owned by the Company and now or hereafter covered by such licenses (the "Intangible Licenses"); and

                           (xi) All products and proceeds of any and all of the foregoing Collateral now or hereafter existing including without limitation, proceeds which constitute Assets of the type described in clauses (i) through and including (x) and to the extent not otherwise included, all (A) payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, license royalties and (B) cash.

                  (b) The Security Interests and Liens granted hereunder shall be treated as (i) a first priority perfected security interest in all the existing and future Assets of the Company, and its Subsidiaries (including but not limited to the Collateral set forth in Section 1(a) and any Assets or After Acquired Collateral), other than (A) the Akzo Security Interest Collateral set forth on Schedule A attached hereto and with respect thereto, a second priority perfected security interest until such time as payment in full of the Debt underlying the Akzo Security Interest Collateral has been made and at such time, a first priority perfected security interest in the Akzo Security Interest Collateral, (B) the Excluded Equipment subject to (y) the receipt of the consent (which the Company shall use its best efforts to obtain) of Transamerica Business Credit Corporation ("Transamerica") to the grant of a second priority perfected Security Interest therein and (z) upon termination of any Security Interest by Transamerica, in which case the Holders shall automatically retain a first priority perfected Security Interest in the Excluded Equipment,, and (C) the Receivables secured by the Receivables Facility, but only during such time as the Receivables Facility is existing, and a second priority perfected Security Interest in all such Receivables, and a first priority perfected security interest in all other Receivables; and (ii) a pledge of all the issued and outstanding Capital Stock of the Subsidiaries of the Company. For



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purposes of this Section 1(b) the "Receivables Facility" and "Subsidiaries"
shall have the meanings set forth in the Purchase Agreement.

                  (c) Until the Obligations shall have been satisfied in full and this Agreement shall have been terminated, the Company and its Subsidiaries (as defined in the Purchase Agreement), shall not, without the Holders' prior written consent, which consent will not be unreasonably withheld, create, incur or assume any pledge, sale, license or assignment of any of the Collateral or the After Acquired Collateral, or grant, convey or hypothecate any interest in the Collateral or the After Acquired Collateral, or take any action the effect of which is to have created any Lien, encumbrance, claim, charge, preference, priority or other restriction on the Collateral or the After Acquired Collateral.

                  (d) Certain Definitions.

                  All terms not otherwise defined in this Section 1 or the Purchase Agreement, or the Notes or any Ancillary Agreement shall have their respective meanings, if any, in the UCC as in effect in the State of New York.

                  "Accounts Receivable" has the meaning specified in Section 1(a)(iii) and, to the extent not otherwise described therein, (i) all accounts (other than accounts generated from the sale or other disposition of any Collateral of the type described in Section 1(a) clauses (i), (iv), (vi), (vii),
(viii), (ix) and (x)), (ii) all of the rights of the Company Parties to payment for any goods or services sold by it, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper or other evidence of indebtedness or security (in each case in respect of such goods or services) and rights to payment of any interest, finance charges or other obligations with respect thereto (all of the foregoing payments for the purposes of this paragraph, "Payments"), in each case together with (A) all security pledged, assigned, hypothecated or granted to or held by the Company Parties (in each case in respect of such goods or services) to secure Payments, (B) all of the right, title and interest of the Company Parties in and to any goods, the sale of which gave rise to Payments to the extent of the Company Parties' interest in such goods after such sale, (C) all proceeds thereof, (D) all insurance and claims for insurance effected or held for the Company Parties in respect of Payments or such goods, (E) all guarantees of any of the foregoing, (F) all records, ledger cards and invoices of the Company Parties relating to any of the foregoing, and (G) all credit information, reports and memoranda relating to any of the foregoing) and (iii) all documents, books, log books, records, ledger cards, invoices, correspondence, files, tapes, cards, and computer programs, computer runs, computer stored data, computer print-outs, disks, data processing software and relating to all Assets and rights of the type described above in this definition.

                  "Assets" has the meaning specified in the Purchase Agreement.

                  "Collateral Account" means a separate custodial account or accounts maintained by the Holders of the Notes pursuant to this Agreement.



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                  "Contracts" has the meaning specified in Section 1(a)(iii) and
(vi), and to the extent not otherwise described therein, all those contracts and agreements (including, without limitation, insurance policies, franchise, management and employment agreements) to which any Company Party is a party or is bound or from which any Company Party is a party or is bound or from which such Company Party derives a benefit, and shall include, without limitation, all rights to terminate, perform, compel performance, exercise remedies and all rights to receive Inventory, Equipment, services and proceeds of any insurance, indemnity, warranty or guaranty.

                  "Copyrights" has the meaning specified in Section 1(a)(ix) and includes the items listed under "Copyrights" on Schedule I to the Intellectual Property Security Agreement.

                  "Equipment" has the meaning specified in Section 1(a)(i), and to the extent not otherwise described therein, all goods, other than Inventory, and, in any event, shall include, but shall not be limited to, all equipment, machinery, furniture, furnishings, fixtures, aircraft, computer equipment, computer hardware, tools and vehicles, together with all attachments, components, parts, accessories and accessions installed thereon or affixed thereto, but excluding all Excluded Equipment.

                  "Excluded Equipment" means the equipment listed on Schedule B, together with all attachments, components, parts, accessories and accessions installed thereon or affixed thereto.

                  "Financial Accounts" has the meaning specified in Section 1(a)(v), and to the extent not otherwise described therein, all right, title and interest of Company Parties in all deposit, investment or other accounts maintained with any bank, savings and loan association, broker, brokerage, or any other financial institution, together with all monies and other Assets deposited or held therein, including, without limitation, any checking account, NOW account, savings account, escrow account, savings certificate and margin account, the Interest Escrow Accounts, the Funded Commitment Facility Escrow Accounts and the Collateral Accounts. The Company Parties hereby grant a lien on and assigns to the Holders each such Financial Account, whether or not such lien or assignment is subject to the UCC.

                  "Funded Commitment Facility Escrow Accounts" means a separate custodial escrow account or accounts maintained by the Company for the benefit of the Holders of the Notes pursuant to the Funded Commitment Facility Escrow Agreement.

                  "General Intangibles" has the meaning specified in Section 1(a)(iii), (vii), (viii), (ix) and (x) and to the extent not otherwise described therein, all general intangibles, and, in any event, shall include, but not be limited to, all rights to receive Inventory or goods that will become Inventory, all general intangibles arising from the sale, loan, exchange or other disposition of goods or general intangibles and all general intangibles arising from the furnishing of services, all rights under or to any franchises, Patents, Patent applications, know-how, inventions (whether or not patentable), Marks and the goodwill of the business symbolized thereby, copyrights and any registration or application relating thereto, all licenses (whether any Company Party is licensee or licensor thereunder) but only to the extent that such licenses do not



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prohibit the Company Parties' granting of a security interest therein or a valid written consent to assignment or pledge has been obtained from the licensor thereunder, all tax refunds, tax refund claims, guaranty claims, all judgments, chooses in action and all computer software, computer programs and all general intangibles which represent the right to receive money and all interests of the Company Parties in any partnerships in which any of them is a general or limited partner.

                  "Interest Escrow Accounts" mean a separate custodial escrow account or accounts maintained by the Company, for the benefit of the Holders of the Notes pursuant to the Interest Escrow Security Agreement.

                  "Inventory" has the meaning specified in Section 1(a)(ii) and to the extent not otherwise described therein, all inventory of every type or description (other than inventory subject to purchase money security interests) and all documents covering such inventory, including, but not limited to, all goods, merchandise and other personal Assets, held for sale, lease or exchange, or which are furnished or are to be furnished under contracts of service, in each case whether such goods, merchandise or other personal Assets are on consignment, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Company Parties' businesses, or in the processing, packaging or shipping of the same, and all finished goods.

                  "Leases" has the meaning specified in Section 1(a) (iv) and to the extent not otherwise described therein, any and all leasehold interests of the Company Parties in real or personal Assets, whether any Company Party is lessor or lessee thereunder, and any other such leasehold interests created hereafter.

                  "Patents" has the meaning specified in Section 1(a)(vii) and includes the items listed under the heading "patents" on Schedule I to the Intellectual Property Security Agreement.

                  "Permitted Lien" means (i) Liens for taxes, assessments or governmental charges or levies not delinquent or which any Company Party is in good faith and by appropriate proceedings contesting and for which an adequate reserve has been established in accordance with GAAP, (ii) deposits, pledges or other items to secure obligations under workers' compensation, social security or similar laws, or under employment insurance, (iii) indemnity, performance or other similar bonds or deposits, pledges or other items to secure bids, tenders, contracts (other than contracts for the payment of money), statutory obligations, surety and appeal bonds and other obligations of like nature, in each case arising in the ordinary course of business, (iv) interests of landlords or other lessors under leases of real or personal Assets, (v) statutory Liens of landlords and mechanics', workmen's, materialmen's, carrier's or warehousemen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which any Company Party is in good faith and by appropriate proceedings contesting and for which an adequate reserve has been established in accordance with GAAP, (vi) Liens securing purchase money Debt incurred to finance the acquisition of the Assets encumbered by such Liens, (vii) rights of tenants, subtenants, franchisees or parties in possession (other than a debtor-in-possession, trustee in bankruptcy or receiver) if such rights were granted in the ordinary course of business and vested on or before the date hereof or created



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thereafter in the ordinary course of business, (viii) interests of any customer who has purchased goods that are held by any Company Party until delivery is requested by such customer, (ix) Liens of any third party in insurance premiums returned to any Company Party, which Liens secure loans by such third party to the Company for the purpose of purchasing the insurance to which such premium relates, (x) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (ix) above, provided that any such extension, renewal or replacement is granted in the ordinary course of business and limited to the Assets originally encumbered thereby and (xi) Laws with respect to any Company Parties' Assets and any amendments thereto now or at any time hereafter adopted by any governmental or quasi-governmental authority having jurisdiction.

                  "Real Property" has the meaning specified in Section 1(a)(iv).

                  "Required Holders" has the meaning specified in the Purchase Agreement.

                  "Trademarks" has the meaning specified in Section 1(a)(viii), and to the extent not otherwise described therein, all trademarks, tradenames and service marks, including, without limitation, those listed on Schedule II to the Intellectual Property Security Agreement, which are registered in the United States Patent and Trademark Office, any office of any state or any other governmental authority, or in any country and all licenses of trademarks, tradenames and service marks, as well as any unregistered marks used by any Company Party in the United States and elsewhere, including any logos and/or designs used in connection with any such trademarks, tradenames or service marks and all registrations, recordings and applications for registration thereof;

         Section 2. Representations, Warranties and Covenants. Each Company Party hereby represents and warrants, covenants and agrees, with respect to itself, that:

                  (a) Each Company Party owns each item of Collateral pledged by it hereunder, and such Collateral is and shall at all times be free and clear of any security interest, mortgage, hypothecation, pledge, lien or encumbrance or restriction on the transfer thereof, except for (i) the Security Interests created under this Security Agreement and the other Security Documents, (ii) the Liens and encumbrances listed on Schedule C attached hereto (the "Existing Liens") and (iii) Permitted Liens. Each Company Party shall pay and discharge, or cause to be paid and discharged, when due and payable, all amounts secured by any of the Existing Liens or Permitted Liens. Each Company Party shall maintain, preserve and protect the security interests granted by it hereunder for as long as this Security Agreement shall remain in full force and effect.

                  (b) Schedule D hereto sets forth as of the date hereof each city, state and county where each Company Party has a place of business (including each Company Party's chief executive office and principal place of business) and each additional county and state where any Asset of each Company Party is located.

                  (c) The information set forth in Schedules C and D attached hereto is true, complete and correct as of the date hereof.



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                  (d) Each Company Party will not (i) keep Collateral or After
Acquired Collateral in any State in which financing statements have not theretofore been filed in a manner sufficient to perfect under the UCC of such State the Security Interests in the Collateral and the After Acquired Collateral granted hereby, or (ii) change its name or change its chief executive office or places of business from that shown in Schedule D, unless the Company Party (A) gives notice to the Required Holders of such event, (B) does the appropriate filing or other action necessary to perfect the Liens of the Holders on the Collateral and the After Acquired Collateral and (C) delivers an Officers' Certificate to the Required Holders stating that its obligations under Section 2(d)(B) have been fulfilled and setting forth the actions taken to comply with such section.

                  (e) Each Company Party will maintain or cause to be maintained at its expense, with financially sound and reputable insurers having a claims paying ability of "A" or better by Standard & Poor's ("S&P") or Moody's Investor Service, Inc. ("Moody's") insurance with respect to the Collateral and After Acquired Collateral against loss or damage of the kinds customarily insured against by corporations of established reputations engaged in the same or similar business and similarly situated as such Company Party, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations and with such deductible amounts as are customary for companies in similar businesses similarly situated. Each Company Party will cause the Holders to be named as an additional insured and loss payee, as its interests may appear, under all present or future policies of insurance that insure any of the Collateral or After Acquired Collateral. Each Company Party will cause all policies of insurance to (i) provide that insurance proceeds with respect to the Collateral or After Acquired Collateral shall be adjusted with such Company Party (which shall give notice of any such loss to the Holders) prior to a Default in payment of any Note or an Event of Default, other than an Event of Default related to the failure to pay principal of any Note, and, on and after a Default in payment of principal of any Note or an Event of Default, other than an Event of Default related to the failure to pay principal of any Note, shall be adjusted with, and payable to, the Holders and (ii) include waivers by the insurer of all claims for insurance premiums against the Holders. Each Company Party shall use its best efforts to obtain insurance that provides that any losses shall be payable to the Holders, notwithstanding any act, failure to act or negligence of, or violation of warranties, declarations or conditions contained in such policy by, such Company Party or Holders. Insurance policies required to be obtained hereunder shall contain an agreement by the insurer that it will not cancel such policy except after 30 days' prior notice to the Required Holders. Each Company Party shall deliver to the Holders originals of such policies of insurance or certificates evidencing such policies, together with the evidence of payment (which evidence may be an Officers' Certificate of such Company) of all premiums then due thereon and such Company Party shall, at least five days prior to the expiration of any such insurance, deliver other original policies or other certificates of the insurers evidencing the renewal of such insurances. Should any Company Party fail to effect, maintain or renew any insurance provided for in this Section, or to pay the premium therefor, or to deliver to the Holders any of such policies or certificates, then in any of said events each Holder, at its option, but without obligation so to do, may, upon 10 days' notice to such Company Party procure such insurance. Any sums expended by the Holders to procure such insurance shall be repaid by such Company Party within 10 days following the date on which such expenditure shall be made by the Holders. Each Company Party annually will deliver to the Holders a letter from an insurance broker with whom such Company Party regularly conducts its business with respect to insurance setting forth the insurance obtained pursuant to this Section 2(e) and then in effect and stating whether, as to amounts, coverage and provisions, such insurance protects such Company Party against any and all risks that are customarily insured against by companies in similar businesses similarly situated. Such letter shall also set forth any recommendation of such independent insurance broker as to additional insurance, if any, required in order to make insurance coverage of the Collateral consistent with practice regarding insurance coverage in the Company Party's industry. Upon notice of a Default in payment of principal of any Note or an Event of Default, other than an Event of Default in payment of principal of any Note, the Holders, (i) may,
(ii) upon notice from the Required Holders shall and (iii) shall, in any event, upon acceleration of the Obligations in accordance with Section 6 of the Notes, send written notice to all insurers for which it has received policies of insurance or certificates evidencing such policies informing them of the occurrence of such Default or Event of Default and instructing them to adjust all claims as set forth above until such insurers are notified to the contrary by the Required Holders. If such Event of Default is cured or waived prior to acceleration of any Obligations, the Required Holders shall advise such insurers to adjust claims with the Company Party.

                  (f) Each Company Party, at its own expense: (i) will do all acts and things, and will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places all such instruments (including, without limitation, mortgages, assignments, security agreements, financing statements and continuation statements), required (and any that are reasonably requested by the Holders) to establish, perfect, maintain and continue the perfection and priority of the Security Interests of the Holders in the Collateral and the After Acquired Collateral, in the order of priority as described in Section 1(b), and, in addition, authorizes the Holders to execute and file in the name of the Holders any financing or continuation statements that the Holders may determine to be necessary or advisable to protect their security interests with respect to the Collateral and the After Acquired Collateral; (ii) will make all searches necessary (and any deemed necessary by the Holders) to establish and determine the validity and priority of such Security Interests of the Holders; provided, however, that, so long as no Event of Default has occurred and is continuing, the Company Party shall not be required to make any search in any location more frequently than once a year; and (iii) will satisfy all claims and charges, other than Permitted Liens and Existing Liens, that might reasonably be expected to materially prejudice, imperil or otherwise adversely affect the Collateral or the After Acquired Collateral or affect the existence, perfection or priority of such Security Interests. A carbon, photographic or other reproduction of this Security Agreement or a financing statement shall be sufficient as a financing statement and may be filed in lieu of the original in any or all jurisdictions which accept such reproductions. Each Company Party, at its own expense, will cause any New Subsidiaries (as defined in the Purchase Agreement), to do all acts and things required to comply with the protection and perfection of the Holders' Security Interest under this Section 2(f), in accordance with the provisions of
Section 1(b).

                  (g) Neither the execution and delivery of this Security Agreement by the Company Party, the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which any Company Party is a party, or conflict with any Law, applicable to such Company Party of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over such Company Party or its Assets, to the extent that such violation or conflict would have a material adverse effect on the financial condition, business, assets, liabilities or prospects of such Company Party, or on the value of the Collateral, the After Acquired Collateral or the Security Interests.

                  (h) No consent or approval that has not been obtained prior to the date hereof of any governmental body, regulatory authority or securities exchange was or is necessary as a condition to the validity of the Security Interests granted hereunder in the Collateral and the After Acquired Collateral and this Security Agreement is effective to vest in the Holders the rights of the Holders in the Collateral and the After Acquired Collateral as set forth herein.

                  (i) For so long as any of the Notes shall remain outstanding, the Company Party shall not take any action discharging, canceling, extinguishing or otherwise impairing the Company Party's right, title and interest in and to any of the Collateral in contravention of the terms of the Purchase Agreement, the Notes or any of the Ancillary Agreements.

                  (j) The Company Party shall pay and discharge any taxes, assessments and governmental charges and levies against any Collateral and the After Acquired Collateral prior to delinquency thereof and shall keep all Collateral and the After Acquired Collateral free of any unpaid charges whatsoever, unless such charges are being contested in.

         Section 3. Administration of the Collateral. The Holders shall administer the Collateral and the After Acquired Collateral in accordance with the provisions hereof.

         Section 4. Release and Substitution of Collateral. The Collateral and the After Acquired Collateral shall not be released from the Security Interests created hereunder and no Assets shall be substituted for any of the Collateral except in accordance with the provisions of Article V of the Purchase Agreement, which provisions are hereby incorporated herein by reference.

         Section 5. Default; Remedies.

                  (a) Defined. For purposes of this Security Agreement, the terms "Default" and "Event of Default" shall have the respective meanings provided in the Notes and shall include an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

                  (b) Exercise of Remedies Under the Security Agreement. If a Default in payment of any Obligations shall have occurred or any Event of Default shall have occurred and be continuing, or would result therefrom, the Holders may commence the taking of such actions (or refrain from taking actions) toward collection or enforcement of this Security Agreement and the Collateral or After Acquired Collateral (or any portion thereof), including, without limitation, action toward foreclosure upon any Collateral or After Acquired Collateral, as it deems appropriate in its sole discretion or as instructed by the Required Holders. If any such Default or Event of Default that was the basis for the commencement of such action shall have been cured or waived, and, in the case where there has been an acceleration, recession of such acceleration shall have occurred, in each case in accordance with the terms of the Purchase Agreement, the Notes, or any of the Ancillary Agreements, as applicable, any direction to the Holders to take any action in connection with the aforementioned notice shall be deemed rescinded upon notification by the Holders of such cure, waiver or rescission of acceleration, as the case may be.

(c) Remedies Generally. If a Default in the payment of any Obligations shall have occurred or any Event of Default shall have occurred and be continuing or would result therefrom, the Holders or by agents or attorneys may exercise in respect of the Collateral or After Acquired Collateral all of the rights and remedies set forth herein or otherwise available to a secured party upon Default under any applicable provision of the UCC or any other applicable jurisdiction and, in conjunction with or in addition to such rights and remedies, may themselves or by agents or attorneys retain the Collateral or the After Acquired Collateral or sell, assign, transfer, or dispose of, endorse and deliver the whole or, from time to time, any part of the Collateral or the After Acquired Collateral at public or private sale, for cash, upon credit or for other Assets, for immediate or future delivery, and for such price or prices and on such other terms as are satisfactory to the Holders (in their discretion) without liability for loss or damage. Upon consummation of any such sale, the Holders shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Collateral or After Acquired Collateral so sold. Each such purchaser at any such sale shall hold the Assets sold absolutely free from any claim or right on the part of any Company Party, and each Company Party hereby waives (to the full extent permitted by law) all rights of redemption, stay or appraisal which such Company Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Holders shall give such Company Party ten days' written notice (which each Company Party agrees shall be deemed to be reasonable notification within the meaning of Section 9-504(3) of the relevant UCC) of the Holder's intention to make any such public or private sale. Any such sale shall be held at such time or times and at such place or places as the Holders may fix. At any such sale, the Collateral or After Acquired Collateral, or portion thereof to be sold, may be sold as an entirety or in separate portions, as the Holders may, in their discretion, determine. The Holders shall not be obligated to make any sale of the Collateral or After Acquired Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral or After Acquired Collateral may have been given. The Holders may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral or After Acquired Collateral is made on credit or for future delivery, the Collateral or After Acquired Collateral so sold may be retained by the Holders until the sale price is paid by the purchaser or purchasers thereof, but the Holders shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral or After Acquired Collateral so sold and, in case of any such failure, such Collateral may or After Acquired Collateral be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Holders may proceed by suit or suits at law or in equity to foreclose this Security Agreement and sell the Collateral or After Acquired Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. Any of the Collateral or After Acquired Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Holders or after any overhaul or repair that the Holders shall determine to be commercially reasonable. If, under mandatory requirements of applicable law, the Holders shall be required to make disposition of the Collateral or After Acquired Collateral within a period of time that does not permit the giving of notice to a Company Party as provided herein, the Holders need give such Company Party only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.

                  (d) Remedies; Obtaining the Collateral Upon Default. Each Company Party agrees that, if a Default or Event of Default shall have occurred and be continuing, or would result therefrom then and in every such case, and in addition to the rights and remedies available to a secured party under any applicable provisions of the Uniform Commercial Code, or any other applicable law, the Holders, may:

                           (i) personally, or by agents or attorneys, immediately take possession of the Collateral or After Acquired Collateral or any part thereof from such Company Party or any other person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon such Company Party's premises where any of the Collateral or After Acquired Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Company Party;

                           (ii) instruct the obligor or obligors on any agreement, instrument or other obligation constituting Collateral or After Acquired Collateral to make any payment or render any performance required by the terms of such agreement, instrument or obligation directly to the Holders or their designee;

                           (iii)    withdraw all monies, securities and
                                    instruments held by the Holders in any
                                    Financial Account (including but not limited to the Collateral Account, the Interest Escrow Accounts or the Funded Commitment Facility Escrow Accounts), or otherwise for application to the Obligations;

                           (iv) sell or otherwise liquidate, or direct such Company Party to sell or otherwise liquidate, any or all investments made in whole or in part with the Collateral or After Acquired Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

                           (v) take possession of the Collateral or After Acquired Collateral or any part thereof by directing such Company Party in writing to deliver the same to the Holders at any place or places designated by the Required Holders, in which event such Company Party shall at its own expense:

                                    (A)      forthwith cause the same to be
                                             moved to the place or places so
                                             designated by the Agent and there
                                             delivered to the Holders;

                                    (B)      store and keep any Collateral or
                                             After Acquired Collateral so
                                             delivered to the Holders at such
                                             place or places pending further
                                             action by the Required Holders as
                                             provided in this Section 5(d); and

                                    (C)      while any such Collateral or After
                                             Acquired Collateral shall be so
                                             stored and kept, provide such guard
                                             and maintenance services as shall
                                             be necessary to protect the same
                                             and to preserve and maintain such
                                             Collateral or After Acquired
                                             Collateral in good condition;

         it being understood that such Company Party's obligation so to deliver the Collateral or the After Acquired Collateral is of the essence of this Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Holders shall be entitled to a decree requiring specific performance by such Company Party of such obligation.

                  (e) Collateral Account. The Required Holders shall deposit the proceeds of any Collateral or the After Acquired Collateral obtained or disposed of pursuant to this Section 5 in the Collateral Account.

                  (f) Intellectual Property Collateral. The Holders may exercise in respect of the Intellectual Property Collateral (as that term is defined in the Intellectual Property Security Agreement), in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon Default under the N.Y. Uniform Commercial Code, and may also (i) require the Company or any of its Subsidiaries to, and the Company and each of its Subsidiaries hereby agree that they will, at their expense, and upon the request of any Holder forthwith, assemble all or part of the documents and things embodying all or any part of the Intellectual Property Collateral as directed by the Holders and make them available to the Holders at a place and time to be designated by the Holders which is reasonably convenient to the parties and (ii) without notice, except as specified below, sell the Intellectual Property Collateral or any part thereof in one or more parcels at public or private sale, at any of the Holder's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Holders may deem commercially reasonably. In the event of any sale, assignment, or other disposition of any of the Intellectual Property Collateral of the Companies or any of its Subsidiaries, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included and the Company and its Subsidiaries, as the case may be, shall supply to the Holders the Company's and its Subsidiaries', as the case may be, know-how and expertise, and documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of the products or the provision of services relating to any Intellectual Property Collateral subject to such disposition, and the Company's and its Subsidiaries', as the case may be, customer lists and other records and documents relating to the Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of such products and services. The Company and its Subsidiaries agree that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company and its Subsidiaries, as the case may be, of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Holders shall not be obligated to make any sale of the Intellectual Property Collateral regardless of notice having been given. The Holders may adjourn the public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (g) Preventing Impairment of the Collateral. Regardless of whether there shall have occurred any Default or Event of Default, the Holders may institute and maintain or cause in the name of each Company Party or of the Required Holders, or both, to be instituted or maintained, such suits and proceedings as the Required Holders may be advised by counsel shall be necessary or expedient to prevent any impairment of the Collateral or After Acquired Collateral in contravention of the terms hereof or of the Purchase Agreement, the Notes or any Ancillary Agreements.

         Section 6. Holders Appointed Attorney-in-Fact. Each Company Party hereby constitutes and appoints the Holders their attorney-in-fact for all Collateral for the purpose of carrying out the provisions, but subject to the terms and conditions, of this Security Agreement and taking any action and executing any instrument, including, without limitation, any financing statements or continuation statements, and taking any other action to maintain the validity, perfection and enforcement of the Security Interests intended to be created hereunder, that the Holders may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

         Section 7. Purchase of Collateral by Required Holders. At any sale of the Collateral or After Acquired Collateral, whether pursuant to power of sale or otherwise hereunder, any Holder of the Notes may, to the extent permitted by applicable law, bid for and purchase, free from any right of redemption, stay or appraisal (all such rights being hereby waived and released by each Company Party to the extent permitted by law), the Collateral or After Acquired Collateral or any party thereof or any interest therein and upon compliance with the terms of such sale may hold, retain, exploit, resell or otherwise dispose of such Assets without further accountability to the Company Party for the proceeds of such sale. Each Company Party will execute and deliver, or cause to be executed and delivered, such instruments, endorsements, assignments, waivers, certificates and other documents and take such further action as the Holder of the Notes shall reasonably request in connection with any such sale.

         Section 8. Disposition of Proceeds. The proceeds of any sale or other disposition of the whole or any part of the Collateral or After Acquired Collateral by the Holders pursuant to this Security Agreement, together with any other monies held by the Holders pursuant to this Security Agreement, shall be applied by the Holders in accordance with the provisions of the Notes.

         Section 9. Waiver of Claims. Except as otherwise provided in this Security Agreement, EACH COMPANY PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE REQUIRED HOLDERS' TAKING POSSESSION OR THE REQUIRED HOLDERS' DISPOSITION OF ANY OF THE COLLATERAL IN ACCORDANCE WITH THE TERMS HEREOF. THE PURCHASE AGREEMENT, THE NOTES, AND ANY ANCILLARY AGREEMENTS INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES

AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE COMPANY PARTY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and, to the fullest extent permitted by applicable law, each Company Party hereby further waives:

                  (a) all damages occasioned by such taking of possession except any damages that are the direct result of the Holders' gross negligence, bad faith or willful misconduct; and

                  (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Holders' rights and powers hereunder.

                  Any sale of, or the exercise of any options to purchase, or any other realization upon, any Collateral or After Acquired Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the Company Party therein and thereto, and shall be a perpetual bar both at law and in equity against the Company Party and against any and all persons claiming or attempting to claim the Collateral or After Acquired Collateral so sold, optioned or realized upon, or any part thereof, through and under such Company Party.

         Section 10. Remedies Cumulative; No Waiver. Each right, power and remedy of the Holders provided for herein, in the Purchase Agreement, the Notes and any Ancillary Agreement or in another agreement pursuant to which a Lien is created in favor of any Holder, or now or hereafter existing at Law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy of any Holder provided for herein, in the Purchase Agreement, the Note or in any other Ancillary Agreement or in another agreement pursuant to which a Lien is created in favor of any Holder or now or hereafter existing at Law or in equity, by statute or otherwise. No failure on the part of any Holder to exercise, and no delay in exercising, any right, power or remedy hereunder or under any such other agreement or now or hereafter existing at Law or in equity, by statute or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No notice to or demand on any Company Party hereunder shall, of itself, entitle it to any other or further notice or demand in the same, similar or other circumstances.

         Section 11. Additional Collateral. Without notice or consent of any Company Party and without impairment of the Security Interests and rights created by this Security Agreement, the Holders may accept from any person or persons additional Collateral or other security for the Obligations. The creation of the security interest created hereunder shall not prevent the Holders from resorting to such additional Collateral or security without affecting the Holders' rights hereunder. The Holders' acceptance of any such additional Collateral or security shall not prevent the Holders from resorting to the Collateral without affecting the Holders' rights in and to such additional Collateral or the After Acquired Collateral or security.

         Section 12. Further Assurances. Each Company Party agrees (a) that it shall, at its own expense, file or record such notices, financing statements, continuation statements or other documents as may be necessary to perfect the Security Interests, and as the Holders may reasonably request, such instruments to be in form and substance satisfactory to the Holders and (b) that each Company Party shall, and shall cause all new Subsidiaries (as that term is defined in the Purchase Agreement), at its own expense, do such further acts and things and execute and deliver to the Holders such additional conveyances, assignments, agreements and instruments as the Holders may at any time reasonably request in connection with the administration and enforcement of this Security Agreement or relative to the Collateral or the After Acquired Collateral or any part thereof or in order to assure and confirm unto the Holders, their rights, powers and remedies hereunder.

         Section 13. Expenses and Indemnification.

                  (a) Expenses. The Company Parties agree to pay to the Holders from time to time upon demand, all reasonable fees, costs and expenses of the Holders (including, without limitation, the reasonable fees and disbursements of counsel) (i) arising in connection with the preparation, execution, delivery, modification or termination of this Security Agreement or the enforcement of any of the provisions hereof or (ii) incurred or required to be advanced in connection with the sale or other disposition of any Collateral or After Acquired Collateral pursuant to this Security Agreement and the preservation, protection or defense of the Holders' rights under this Security Agreement or in and to the Collateral or After Acquired Collateral.

                  (b) Stamp and Other Taxes. The Company Parties hereby agree to indemnify each Holder for, and hold each of them harmless against, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Security Agreement or any Collateral or After Acquired Collateral.

                  (c) Filing Fees, Excise Taxes, Etc. The Company Parties hereby agree to pay or to reimburse the Holders for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Security Agreement.

                  (d) Survival of Obligations. The Obligations of the Company Parties set forth in this Section 13 shall survive the execution, delivery and termination of this Security Agreement and the payment of all other Obligations.

         Section 14. Obligations Absolute. The liability of the Company Parties under this Security Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by (a) any change in the time, place or manner of payment of all or any of the Obligations, or in any other term of this Agreement or the Purchase Agreement, any Ancillary Agreement or the Notes, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of this Agreement or the Purchase Agreement, the Notes or any Ancillary Agreement or any assignment or transfer thereof; (b) any lack of validity or enforceability, in whole or in part, of this Agreement or the Purchase Agreement, any Ancillary Agreement or the Notes; (c) any furnishing of any additional security for the Obligations or any acceptance thereof or any release or non-perfection of any Security Interests in the Assets other than the Collateral or After Acquired Collateral; (d) any limitation on any party's liability or obligations under this

Agreement or the Purchase Agreement, any Ancillary Agreement or the Notes; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Company Party, or any action taken with respect to this Security Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Company Party shall have notice or knowledge of any of the foregoing; (f) any exchange, release or amendment or waiver of or consent to departure from this Agreement, the Purchase Agreement, the Notes, any Ancillary Agreement or any other agreement pursuant to which a Lien is created in favor of any Holder, pursuant to which a person other than the respective Company Party has granted a security interest; or (g) any other circumstance that might otherwise constitute a defense available to, or discharge of, any Company Party.

         Section 15. Waiver. To the extent permitted by applicable law, each Company Party hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Security Agreement and any requirement that the Holders protect, secure, perfect or insure any security interest or any Assets subject thereto or exhaust any right or take any action against the Company Party or any other person or entity; provided, however, that the Holders shall in any event take such care in the handling of any Collateral or After Acquired Collateral in its possession as it takes with respect to the Assets of a similar nature in its possession.

         Section 16. Termination. Upon payment in full and satisfaction of all of the Obligations, this Security Agreement shall terminate and the Holders shall reassign and redeliver to each Company Party all Collateral and After Acquired Collateral hereunder that has not been sold, disposed of, retained or applied by the Holders in accordance with the terms hereof and the Notes. Such reassignment and redelivery shall be without warranty by or recourse to the Holders, and shall be at the expense of such Company Party. At such time, this Security Agreement shall no longer constitute a Lien upon or grant any Security Interest in any of the Collateral and After Acquired Collateral; and the Holders shall, at such Company Party's expense, deliver to the Company Party written acknowledgment thereof and of cancellation of this Security Agreement in a form as reasonably requested by the Company Party and adequate for proper filing or recording in such offices and such jurisdictions as the Company Party reasonably deems necessary to release the Security Interests granted hereby. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of any Company Party, all as though such payment had not been made.

         Section 17. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery or by registered or certified mail, postage prepaid, return receipt requested or by nationwide overnight delivery service (with charges prepaid) addressed as follows:

                  If to any Company Party:

                           Intracel Corporation
                           2005 NW Sammamish Road, Suite 107
                           Issaquah, Washington  98027

                           Attention:  Chief Executive Officer
                           Fax Number: (425) 392-2992
                           Confirm Number: (425) 557-1894

                           cc:  Morrison & Foerster LLP
                                1290 Avenue of the Americas
                                New York, New York  10104
                                Attention:  Joseph W. Bartlett, Esq.

                  If to the Holders:

                           Northstar High Yield Fund
                           Northstar High Total Return Fund
                           Northstar High Total Return Fund II
                           Northstar Strategic Income Fund
                           300 First Stamford Place
                           Stamford, Connecticut 06902
                           Attention:  Mr. Michael A. Graves
                           Fax Number: (203) 862-8601
                           Confirm Number: (203) 863-6224

                           cc: Reboul, MacMurray, Hewitt, Maynard & Kristol
                               45 Rockefeller Plaza
                               New York, New York  10111
                               Attention:  Karen C. Wiedemann, Esq.

Each party hereto may by notice to the other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; and three calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee) or one day after delivery to an overnight express service for next day delivery, as the case may be. The Company Parties may give notice to the Holders at the address set forth above, or any different address as shall be specified for them in the Company's records.

         Section 18. Binding Agreement; Assignment. This Security Agreement shall be binding upon and inure to the benefit of the Company Parties and the Holders and their respective successors and permitted assigns. Neither this Security Agreement nor any Interest herein or in the Collateral or After Acquired Collateral, or any part thereof, may be assigned by the Company Parties; provided, however, that this Security Agreement may be assigned by a Company Party and shall be deemed to be automatically assigned by a Company Party to any person who succeeds to the Company Party, provided however, that the Company Parties shall not as a result of such assignment be relieved of any Obligations hereunder or under the Purchase Agreement, the Notes or any Ancillary Agreements. This Security Agreement shall be deemed to be automatically assigned by the Holders to any person who succeeds to or replaces the

Holders in accordance with the terms hereof, and its assignee shall have all rights and powers of, and act as, the Holder hereunder.

         Section 19. Governing Law. THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE AND AGREE THAT, IN ACCORDANCE WITH THE PROVISIONS OF NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 GOVERNING AGREEMENTS RELATING TO ANY OBLIGATION ARISING OUT OF A TRANSACTION COVERING IN THE AGGREGATE NOT LESS THAN $250,000, THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN NEW YORK. TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 20. Amendments. This Security Agreement may not be amended or modified except by a written agreement signed by the Company and the required Holders.

         Section 21. Severability. In the event that any provision contained in this Security Agreement shall for any reason be held to be illegal or invalid under the Laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof, or of such provision under the laws of any other jurisdiction; provided, that in the construction and enforcement of such provision under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Security Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

         Section 22. Headings. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of this Security Agreement.

         Section 23. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument. A complete set of counterparts shall be lodged with the Holders.

         IN WITNESS WHEREOF, the Company Parties and the Holders have caused this Security Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                        INTRACEL CORPORATION


                                        By:  /s/  SIMON R. McKENZIE
                                             ----------------------------------
                                             Name:  Simon R. McKenzie
                                             Title: President and Chief
                                                    Executive Officer



                                        BARTELS, INC.


                                        By:  /s/  SIMON R. McKENZIE
                                             ----------------------------------
                                             Name:  Simon R. McKenzie
                                             Title: President and Chief
                                                    Executive Officer



                                        PERIMMUNE HOLDINGS, INC.


                                        By:  /s/  SIMON R. McKENZIE
                                             ----------------------------------
                                             Name:  Simon R. McKenzie
                                             Title: President and Chief
                                                    Executive Officer



                                        PERIMMUNE, INC.


                                        By:  /s/  SIMON R. McKENZIE
                                             ----------------------------------
                                             Name:  Simon R. McKenzie
                                             Title: President and Chief
                                                    Executive Officer



                                        NORTHSTAR HIGH YIELD FUND


                                        By:  /s/ MICHAEL A. GRAVES
                                             ----------------------------------
                                             Name:  Michael A. Graves
                                             Title:    Vice President

                                        NORTHSTAR HIGH TOTAL RETURN FUND


                                        By:  /s/ MICHAEL A. GRAVES
                                             ----------------------------------
                                             Name:  Michael A. Graves
                                             Title:    Vice President



                                        NORTHSTAR HIGH TOTAL RETURN FUND II


                                        By:  /s/ MICHAEL A. GRAVES
                                             ----------------------------------
                                             Name:  Michael A. Graves
                                             Title:    Vice President



                                        NORTHSTAR STRATEGIC INCOME  FUND


                                        By:  /s/ MICHAEL A. GRAVES
                                             ----------------------------------
                                             Name:  Michael A. Graves
                                             Title:    Vice President

                                   Schedule A

See attached.

                                                                      SCHEDULE A

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                        PATENTS AND PATENT APPLICATIONS


Title                                                               Country     Patent #      Allowed App #     Filed App #
Monoclonal Antibodies

Tumor specific monoclonal antibodies                                 US         4,828,991

Tumor associated monoclonal antibodies derived from                  US         4,997,762
human B-cell line                                                               5,180,814

                                                                     AT         E71410

                                                                     AU         589,351
                                                                                635,511

                                                                     BE         0151030

                                                                     CA                                          ??3130

                                                                     CH         0151030

                                                                     DE         P3585093

                                                                     DK                                          408/85

                                                                     EP         0151030

                                                                     ES         539,987

                                                                     FR         0151030

                                                                     GB         0151030

                                                                     GR         850,179

                                                                     HU         209,519

                                                                     IE         58,859

                                                                     IL         74,156
                                                                                91,045

                                                                     IT         0151030

                                                                     JP         2021518                         269230/93

                                                                     LU         0151030

                                                                     NL         0151030

                                                                     NZ         210,867

                                                                     PT         79,894

                                                                     SE         0151030

                                                                     ZA         8,500,689

                                                                      Schedule A

                        PATENTS AND PATENT APPLICATIONS


Title                                                              Country     Patient #     Allowed App #     Filed App #
Tumor specific monoclonal antibodies                                US          5,106,738

Tumor associated monoclonal antibody 81AV78                         US          5,348,880

                                                                    AU          656785

                                                                    CA                                            2108767

                                                                    EP                                            92913154.8

                                                                    FI                                            935038

                                                                    JP                                            500176/93

                                                                    KR                                            93/703412

                                                                    WO                                            US92/04023

Tumor associated monoclonal antibodies                              US          5,474,755

Monoclonal Antibody 88BV59                                          US                                            08/341469

                                                                    AU          651,261

                                                                    CA                                            2083542

                                                                    EP                                            92203827.8

                                                                    FI                                            925638

                                                                    HU                                            9203932

                                                                    ID                                            P-005142

                                                                    IL                                            103758

                                                                    JP                                            331961/92

                                                                    KR                                            92/23925

                                                                    NO                                            924803

                                                                    NZ          245443

                                                                    TW                                            81109353

                                                                    ZA          92/8880

Monoclonal antibody 88BV59, subclones and method of making          US                                            08/192069

                                                                    AU                                            17425/95

                                                                    CA                                            2158572

                                                                    EP                                            95909472.3

                                                                    FI                                            954700

                                                                    JP                                            52078/95

                                                                      SCHEDULE A

                        PATENTS AND PATENT APPLICATIONS


Title                                                               Country     Patent #     Allowed App #     Filed App #
                                                                     KR                                         95/?Q4282
                                                                     WO                                        US95/01440

Tumor associated monoclonal antibody 123AV16                         US          5,495,002
                                                                     ID                                         P-950285
                                                                     WO                                        EP95/00581
                                                                     ZA           95/1113
In-vitro method for producing antigen specific human                 US          5,229,275
monoclonal antibodies

                                                                     AT          E123,311

                                                                     AU           647,112

                                                                     BE          0,454,225

                                                                     CA                                         2,041,213

                                                                     CH          0,454,225

                                                                     DE         69,110,084.5
                                                                                555

                                                                     DK          0,454,225

                                                                     EP          0,454,225

                                                                     ES          0,454,225
                                                                     FI                                          912,016

                                                                     FR          0,454,225

                                                                     GB          0,454,225

                                                                     GR          3,017,162

                                                                     IE           66,523

                                                                     IT          0,454,225

                                                                     JP                                         191343/91

                                                                     KR                                          91/6661

                                                                     NL          0,454,225

                                                                     SE          0,454,225

                                                                     ZA           91/2998

Imaging infectious foci with human IgM 16.88                         US                         08/346,988

                                                                  SCHEDULE A

                        PATENTS AND PATENT APPLICATIONS


Title                                         Country        Patent #       Allowed App #        Filed App #
Chelators

Method for purifying chelator conjugated
compounds                                       US           5,244,816

                                                AU           656,717

                                                CA                                               2,069,303

                                                DK                                               0488/92

                                                EP                                               90915696.0

                                                FI                                               921,579

                                                IE                                               3585/90

                                                JP                                               514572/90

                                                KR                                               92/700833

                                                NZ                                               235,618

                                                PT                                               95574

                                                WO                                               US90/05772

                                                ZA                                               90/8095

Chelating agents for attaching metal ions
to proteins                                     US           5,292,868      08/430657
                                                             5,488,126

                                                AT           E128035

                                                AU           638,757

                                                BE           0429644

                                                CA                                                2,033,086

                                                CH           0429644

                                                DE           69022542.3

                                                DK           0429644

                                                EP           0429644                              95200465.3

                                                ES           0429644

                                                FI                                                910,329

                                                FR           0429644

                                                GB           0429644

                                                DE                                                1867/90

                                                                     SCHEDULE A

                        PATENTS AND PATENT APPLICATIONS

Title                           Country         Patent #        Allowed App #   Filed App #
                                IT              0429644
                                JP                                              513354/90
                                KR                                              91/700100
                                NL              0429644
                                SE              0429644
                                WO                                              US90/02910
                                ZA              90/4047
Technetium-99M labelling
of proteins                     US              5,317,091
                                AU              658,403
                                CA                                              2104943
                                EP                                              92907824.4
                                FI                                              933760
                                JP                                              507406/92
                                KR                                              93/702561
                                WO                                              US92/01577
Chelator IDAC-2 and methods
for purifying chelator          US                                              08/278721
conjugated compounds                                                            08/442856

                                WO                                              US95/09285
New Polyaminocarboxylate
chelators                       US                                              95/00068
                                WO                                              US95/00068
Pre-Targeting

Site specific in vivo
activation of therapeutic
drugs                           US              5,433,955                       07/300999
                                                                                08/382469
                                AT              E123414
                                AU              648,015
                                BE              0454783
                                CA                                              2025899
                                CH              0454783
                                DE              69019959.7
                                DK              0454783

                                                                      SCHEDULE A

                        PATENTS AND PATENT APPLICATIONS

Title                                         Country        Patent #       Allowed App #        Filed App #
                                                EP           0454783

                                                ES           0454783

                                                FI                                               913,511

                                                FR           0454783

                                                GB           0454783

                                                IT           0454783

                                                JP                                               503116/90

                                                KR                                               90/702129

                                                LU           0454783

                                                NL           0454783

                                                NO                                               912,864

                                                SE           0454783

                                                WO                                               90/00503

In Vivo Binding Pair Pretargeting               US                          08/146186            08/452938
                                                                                                 08/461267

                                                AU           663,582

                                                CA                                               2,107,558

                                                EP                                               93906276 6

                                                FI                                               934,857

                                                ID                                               P-005991

                                                JP                                               515830/93

                                                KR                                               93/703311

                                                WO                                               US93/01?58

                                                ZA           93/3035

High yield preparation of dimene to
decamene chitin oligomers                       US                                               08/397464

                                                IL                                               117052

                                                WO                                               US96/02705

                                                                      SCHEDULE A

                        PATENTS AND PATENT APPLICATIONS



Title                                         Country        Patent #       Allowed App #        Filed App #
Polymer affinity systems in the delivery        US                                               08/471264
of cytotoxic materials and other components
in the site of disease
Immunotherapy

Active specific immunotherapy                   US           5,484,596                           08/540298

CTAA 28A32, the antigen recognized by
MCA 28A32                                       US                             08/041529

                                                AT           0537168

                                                AU           660,927

                                                BE           0537168

                                                CA                                                2079601

                                                CH           0537168

                                                DE           0537168

                                                DK           0537168

                                                EP           0537168

                                                ES           0537168

                                                FI                                                924576

                                                FR           0537168

                                                GB           0537168

                                                GR           0537168

                                                IT           0537168

                                                JP                                                508604/91

                                                KR                                                92/702530

                                                LU           0537168

                                                NL           0537168

                                                                      SCHEDULE A

                        PATENTS AND PATENT APPLICATIONS

Title                                                               Country     Patent #      Allowed App #     Filed App #
                                                                      SE         0537168

                                                                      WO                                         US91/02459

Antigen recognized by MCA 16.88                                       US         5,338,832

                                                                      AT         E137674

                                                                      AU         618,209

                                                                      BE         0328578

                                                                      CA                                         5?1,017

                                                                      CH         0328578

                                                                      DE         P3855290.9

                                                                      DK                                         1025/89

                                                                      EP         0328578

                                                                      FR         0328578

                                                                      GB         0328578

                                                                      HU                                         4187/88

                                                                      IE                                         2034/88

                                                                      IL         86,958

                                                                      IT         0328578

                                                                      JP                                         505983/89

                                                                      LU         0328578

                                                                      NL         0328578

                                                                      NZ         225,280

                                                                      SE         0328578

                                                                      WO         US88/02245

                                                                      ZA         88/4777

Keyhole ? hemocyanin composition with enhanced                        US         5,407,912                       08/343808
immunogenic activity
                                                                      AS                         09/009,121

                                                                      AU                                          60519/94

                                                                      CA                                           2121296

                                                                      EP                                         942009978

                                                                      SCHEDULE A

                        PATENTS AND PATENT APPLICATIONS

Title                                  Country         Patent #        Allowed App #   Filed App #
                                        FI                                              941725
                                        ID                                              P-940578
                                        JP                                              104838/94
                                        KR                                              94/8063
                                        ZA              94/2510
Tumor associated epitope                US                                              08/478591
CTAA 8IAV78, the antigen recognized
by human monoclonal                     US                                              08/150036
antibody 81AV78
                                        AU                                              20085/92
                                        CA                                              2102422
                                        EP                                              92912470.9
                                        FI                                              934,963
                                        JP                                              500223/93
                                        KR                                              93/703413
                                        WO                                              US92/04108
Others
Leukoregulin, an antitumor
lymphokine and its therapeutic uses     US              4,849,506
                                                        5,082,657
                                        AT              E48617
                                        AU              592,529
                                                        641,386
                                        BE              0179127
                                        CA                                              478,987
                                        CH              0179127
                                        DE              P3574710.2
                                        DK              170,781
                                                        170,423
                                        EP              0179127
                                        FI              85,867
                                        FR              0179127
                                        GB              0179127

                                                                      SCHEDULE A

                        PATENTS AND PATENT APPLICATIONS


Title                                         Country        Patent #       Allowed App #        Filed App #
                                                IT           0179127

                                                JP                                               501862/85
                                                                                                 300409/93
                                                LU           0179127

                                                NL           0179127

                                                NO            170423

                                                SE           0179127

                                                WO                                               US85/00626

Urethral catheter and catheterization process   US         5,120,316

Immunoreactive peptides of apo(2)               US                                               08/266407
                                                                                                 08/456840
                                                                                                 08/457449
                                                                                                 08/172461

                                                AU                                               81,606/94

                                                CA                                               2138605

                                                EP                                               942036534

                                                FI                                               945976

                                                ID                                               P-942209

                                                JP                                               318892/94

                                                KR                                               94/35809

                                                ZA         94/10145
An alignment system to overlay abdominal
computer aided tomography and magnetic          US         5,299,253
resonance anatomy with single photon
emulsion tomography

                                                                      Schedule B
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                                   TRADEMARKS

     OncoSpect(TM)
     Oncovax(TM)
     Onconostika(TM)
     Oncoscan(TM)
     Oncoselect(TM)
     Apo-Tek Lp(a)*
     Apo-Tek Apo E*
     KLH Immune Activator*


     * Final name and registration to be completed

                                   Schedule B

     See attached.

                              INTRACEL CORPORATION
                                 EQUIPMENT LIST

Vendor                           Equipment Description           Total Cost

Osmonics, Inc.                   Steam Generator                  $ 48,670.00
                                 PS. VSG-500/50TI

Kuhlmann Technologies, Inc.      Pharmapro Sterilizer             $133,460.00
                                 PP263648D

Scientek                         Glassware Washer                 $ 61,135.00

Taylor Boiler & Equipment        Parker Steam Boiler              $ 22,310.00
                                 Serial #48270

Inova Pao-Systeme                Auto Filling, Inserting & Screw  $180,671.00
                                 Capping Machine
                                 VFVM 4031 031 163

Urania Engineering Co.           PouchPro System with             $102,472.00
                                 Desiccant Dispenser

Telenet, Inc.                    Phone System                     $ 72,264.62

Accraply, Inc.                   Infeed/Outfeed Turntable         $ 13,295.00

Urania Engineering Co.           Rotary Band Heat Sealer          $ 16,060.00
                                 with Ink Jet Printer Interface
                                 Model 3500P

VWR Scientific                   Masterpro Balance with           $  4,176.31
                                 2 Stat Data Printers
                                 Model 620G X 001G

VWR Scientific                   Branson Sonifier with            $  3,232.08
                                 1/4" micro tip
                                 Model 450

Bio Rad                          Prep Cell with Power Pac         $ 11,808.50
                                 Model 491

Bio Rad                          Mini Protein II Cell/Power       $  5,423.00
                                 Pac 3000 system

VWR                              Eppondorf Micro-centrifuge       $  2,395.00
                                 Model 5417C

Ismaca USA, Inc.                 Bio-Line Dispensing System       $ 35,958.00

Total                                                             $713,330.49


                                   Schedule C

1. Certain patents, patent applications and trademarks serve as collateral under that certain Intellectual Property Security Agreement, dated August 8, 1996, among PerImmune Holdings, Inc., PerImmune, Inc., Akzo Nobel Pharma International, B.V. and Organon Teknika Corporation.

2. Pursuant to an Assignment Agreement, dated December 27, 1995, by and among Intracel Corporation, Northstar Advantage High Total Return Fund and Dade International Inc. ("Dade"), Dade assigned all its rights, title and interest in and to a Secured Promissory Note in the amount of $4,667,000 of Intracel, dated November 16, 1995, issued to Dade and the Related Agreements (as defined therein) to Northstar.

3. CoreStates obtained a security interest in all the Company's assets now owned or hereinafter acquired, which was junior to that of Credianstalt and Northstar, pursuant to the transactions contemplated by the Note and Series A-III Warrant Purchase Agreement between the Company and CoreStates, dated as of June 11, 1996 ("CoreStates Agreement").

4. The Company also has certain other short-term liabilities incurred in the ordinary course of the Company's business.

5. Pursuant to a Loan and Security Agreement, dated September 30, 1997, by Washington Economic Development Finance Authority, Intracel Corporation, and Transamerica Business Credit Corporation, Transamerica Business Credit Corporation obtained a security interest in certain equipment. The first drawdown list is attached.

6. See Schedule 3.10 to the Purchase Agreement for Leasehold Interests.

                                   Schedule D

     Principal Place of Business

     INTRACEL CORPORATION

     2005 NW Sammamish Road, Suite 107
     Issaquah, Washington 98027

     1871 NW Gilman Boulevard
     Issaquah, Washington 98027

     1330 Piccard Drive
     Rockville, Maryland 20850

     13351 Commerce Parkway
     Richmond, British Columbia
     V6V 2W3, Canada

     BARTELS, INC.

     2005 NW Sammamish Road, Suite 107
     Issaquah, Washington 98027

     PERIMMUNE, INC.

     1330 Piccard Drive
     Rockville, Maryland 20850

     PERIMMUNE HOLDINGS, INC.

     1330 Piccard Drive
     Rockville, Maryland 20850

     LOCATION OF ASSETS

     See attached.

                       LOCATION OF BARTELS, INC.'S ASSETS


Ter #   Rep                     Customer                                       Address
 2      Stephen Harrison   Steve Harrison                       demo

 3      Michelle Brooks    University of Louisville             530 South Jackson, Louisville, KY 40202

 3      Michelle Brooks    University of Kentucky               800 Rose Street, Lexington, KY 40536

 3      Michelle Brooks    Cleveland Metrohealth Mch            2500 Metrohealth Drive, Cleveland, OH 44109

 3      Michelle Brooks    Michelle Brooks

 3      Michelle Brooks    Children's Hospital Medical Center   3333 Bienel Avenue, Cincinnati, OH 45229

 3      Michelle Brooks    St. Elizabeth Medical Center         1054 Belmont Avenue, 1st FL, Youngstown, OH 44501

 3      Michelle Brooks    Lutheran Hospital                    7950 ???? Blvd., Ft. Wayne, IN 48804

 3      Michelle Brooks    Thomas Memorial Hospital             4605 MacCorkle Ave SW, S. Charleston, WV 25309

 3      Michelle Brooks    Covance                              8211 Scicor Dr., Indianapolis, IN 48214

 4      Bruce Weissman     William Jennings Bryan Dorm VAMC     5439 Garners Ferry Road, Columbia, SC 29209

 4      Bruce Weissman     Lab South, Inc.                      3221 3rd Ave South, Burmingham, AL 35222

 4      Bruce Weissman     St. Francis Hospital                 One St. Francis Drive, Greenville, SC 29601

 4      Bruce Weissman     Erlanger Medical Center              975 E Third Street, Chatanooga, TN 37403

 4      Bruce Weissman     Quest Diagnostics                    210 12th Ave South, Nashville, TN 37203

 4      Bruce Weissman     Floyd Medical Center                 Turner McCall Blvd, Rome, GA 30162

 4      Bruce Weissman     Bruce Weissman

 4      Bruce Weissman     ARL/Labrouth                         536 S. Decatur Street, Montgomery, AL 35134

 4      Bruce Weissman     University of Alabama Hospital       521 14th St South, Birmingham, AL 35233

 4      Bruce Weissman     Sarasota Memorial Hospital           1700 South Tarntami Trail, Sarasota, FL 34239

 4      Bruce Weissman     ???? Hospital                        110 Longwood Ave, Rockridge, FL 32955

 4      Bruce Weissman     to John Kota                         printer only inoperative/replaced by AAA0153981

                           Karen Trowartha



 4      Bruce Weissman     HCA W. FL Regional Medical Center    8383 N. Davis Hwy., Pensacola, FL 32514

 5      Judy Houston      Children's Medical Center             Dallas, TX

 6      Mark Forosisky    Dakota Heartland Hospital             1720 S University, Fargo, ND 58103

 6      Mark Forosisky    St Johns Hospital                     800 E Carpenter St, Springfield, IL 62769

 6      Mark Forosisky    The Pathology Center                  8303 Dodge St, Omaha, NE 68144

 6      Mark Forosisky    Marian Health Center                  801 5th Street, Sioux City, IA

 6      Mark Forosisky    Arkansas Children's Hospital          800 Marshall Street, Little Rock, AR 72202

 6      Mark Forosisky    McAlester Regional Hospital           One Clark Bass Ave, McAlester, OK 74501

 6      Mark Forosisky    Med Center One/Q&R Clinic             222 N. 7th Street, Barrick, ND 58501

 6      Mark Forosisky    Midwest City Regional Hospital        2825 Parklawn Dr, Midwest City, OK 73110

 6      Mark Forosisky    in-house

 8      Chuck La Croix    Childrens Hospital                    3020 Children's Way, San Diego, CA 92123

 8      Chuck La Croix    San Bern Community Hospital           1805 Medical Center Drive, San Bern, CA 92411

 8      Chuck La Croix    San Bern County Medical Center        780 E Gilbert, San Bernardino, CA 92401

 8      Chuck La Croix    Physicians Automated Lab              2101 H Street, Bakersfield, CA 90301

 8      Chuck La Croix    Bio Clinical Ref Lab                  17420 Gridley Road, Artesia, CA 90701

 8      Chuck La Croix    Cottage Hospital                      Pueblo Bath St., Santa Barbara, CA 93102


                                                                                                             Date
Ter #   Rep                     Customer                         Reader        Printer         Plate        Shipped
 2      Steve Harrison     Steve Harrison                        137073                       134441          6/30/97

 3      Michelle Brooks    University of Louisville              136763      AAA0118810       130699         10/27/97

 3      Michelle Brooks    University of Kentucky                136754                       130753         10/31/97

 3      Michelle Brooks    Cleveland Metrohealth Mch             136751                       130756         10/23/97

 3      Michelle Brooks    Michelle Brooks                       136812      AAA0124094       130787         11/13/97

 3      Michelle Brooks    Children's Hospital Medical Cente     136881      AAA0151961       131373         12/12/97

 3      Michelle Brooks    St. Elizabeth Medical Center          136883      AAA153871        131388          12/8/97

 3      Michelle Brooks    Lutheran Hospital                     138880      AAA0159250       131363          6/15/98

 3      Michelle Brooks    Thomas Memorial Hospital              137074      AAA0153965       131439          7/10/98

 3      Michelle Brooks    Covance                               137064      AAA0153858       131429          7/16/98

 4      Bruce Weissman     William Jennings Bryan Dorm VAMC      136790      AAA0118792       130768          11/4/97

 4      Bruce Weissman     Lab South, Inc.

 4      Bruce Weissman     St. Francis Hospital                  136744                       130752           10/6/97

 4      Bruce Weissman     Erlenger Medical center               136745                       130750          10/18/97

 4      Bruce Weissman     Quest Diagnostics                     136749                       130751          10/16/97

 4      Bruce Weissman     Floyd Medical Center                  136751                       130758          10/18/97

 4      Bruce Weissman     Bruce Weissman                        136813      AAA0134445       130786          11/12/97

 4      Bruce Weissman     ARL/Labrouth                          136791      AAA0118794       130758          10/25/97

 4      Bruce Weissman     University of Alabama Hospital        136884      AAA0133868       111376           12/4/97

 4      Bruce Weissman     Sarasota Memorial Hospital            136748                       130755           10/7/97

 4      Bruce Weissman     Wueshalft Hospital                                                                  10/7/97

 4      Bruce Weissman     to John Kota                                      AAA0159220                        6/25/98

                           Karen Trowartha                       136811      AAA0124306       130768          11/11/97

                                                                                                              12/22/97

 4      Bruce Weissman     HCA W. FL Regional Medical Center     136898      AAA0153981*      131374            6/9/98*

 5      Judy Houston      Children's Medical Center              137092      AAA0159232       131432           7/30/98

 6      Mark Forosisky    Dakota Heartland Hospital              136888      AAA0153985       131359           12/4/97

 6      Mark Forosisky    St Johns Hospital                      14362       AH8810767                        11/19/97

 6      Mark Forosisky    The Pathology Center                   136889      AAA0159242       131384          11/19/97

 6      Mark Forosisky    Marian Health Center                                                                 12/8/97

 6      Mark Forosisky    Arkansas Children's Hospital           136750                       130757          10/22/97

 6      Mark Forosisky    McAleister Regional Hospital           136894      AAA0153860       131367          11/16/97

 6      Mark Forosisky    Med Center One/Q&R Clinic              137071      AAA0153980       131440           4/15/98

 6      Mark Forosisky    Midwest City Regional Hospital         136579      AAA0159221       131371           5/12/98

 6      Mark Forosisky    in-house                               137065                       131428           5/12/98

 8      Chuck La Croix    Childrens Hospital                     136885      AAA0124097       131399          11/21/97

 8      Chuck La Croix    San Bern Community Hospital            136796      AAA0118791       130762          10/29/97

 8      Chuck La Croix    San Bern County Medical Center         136752      AAA8006075       130760          10/29/97

 8      Chuck La Croix    Physicians Automated Lab                                                            10/20/97

 8      Chuck La Croix    Bio Clinical Ref Lab                   136746                       130749          10/24/97

 8      Chuck La Croix    Coltige Hospital                       136892      AAA0153957       131361          11/25/97

                                                                                                                           Date
Tsr #  Rep                         Customer                       Address                Reader      Printer      Plate   Stripped
-----  ------------------  ------------------------    ------------------------------   --------   -----------   -------  --------
  8    Chuck La Croix      St. Mary's Hospital         1050 Linden Ave.,                 136896    AAA0153867     131364  12/19/97
                                                       Long Beach, CA 90813

  8    Chuck La Croix      Samaritan Health Services   101 Civic Center Ln,              136893    AAA0153976     131366    3/1/96
                                                       Lake Havasu City, AZ

  ?    Chuck La Croix      Chuck La Croix              demo                              137079    AAA0159211     131424   6/25/98

  9    Jon ???             Pathology Associates        E 11604 Indiana,                  136891    ELX800???      13168?   12/5/97
                                                       Spokane, WA 99208

  9    Jan ???             Infectious Limited          1624 South I Street, Suite 307,   136814    AAA0118786     130874  11/10/97
                           Laboratory                  Tacoma, WA

 10    Linda Pickholtz     Linda Pickholtz             for demo                          137061    AAA0153960       ??       ??

 10    Linda Pickholtz     Central PA Alliance Lab     1803 ?? Rose Ave., York, PA 17403 137067    AAA0153959     131126   6/27/98

       Debbie Zumerling    For SmithKline Beecham      sent to DZ                        136876    AAA0152978     131370  12/11/97

 13    Bobbi Johnson       Associated Pathology Labs   ???                               136795    AAA0153968     130761     ??

       John Kohl           Florida Hospital            ???                               137060    AAA0159246     137438     ??

       John Kohl           Omega Medical Labs          ???                               136899    AAA0153974     131362   12/9/97

       John Kohl           MedLabs                     212 Cherry Lane, ???              136880    AAA0151952     131372   12/9/97

       John Kohl           Allegheny Valley Hospital   ???                               136882    AAA0153817     131375   12/9/97

       John Kohl           ??? Medical Center          323 Jefford St.,                  137099    AAA0153814     131445   2/11/98
                                                       Clearwater, FL 34617

       John Kohl           Mount Sinai Hospital        ?? Street, 9th Floor, NY NY 10029 137099    AAA0159225     131446    1/7/98